Exhibit 99.1

Red Rock Resorts Announces Second Quarter 2025 Results

LAS VEGAS, July 29, 2025 (PRNewswire)—Red Rock Resorts, Inc. (“Red Rock Resorts,” “we” or the “Company”) (NASDAQ: RRR) today reported financial results for the second quarter ended June 30, 2025.

Second Quarter Results

Consolidated Operations

•	Net revenues were $526.3 million for the second quarter of 2025, an increase of 8.2%, or $39.9 million, from $486.4 million in the same period of 2024.

•	Net income was $108.3 million for the second quarter of 2025, an increase of 55.1%, or $38.5 million, from $69.8 million in the same period of 2024.

•	Adjusted EBITDA(1) was $229.4 million for the second quarter of 2025, an increase of 13.7%, or $27.7 million, from $201.7 million in the same period of 2024.

Las Vegas Operations

•	Net revenues from Las Vegas operations were $513.3 million for the second quarter of 2025, an increase of 6.2%, or $30.1 million, from $483.2 million in the same period of 2024.

•	Adjusted EBITDA from Las Vegas operations was $239.4 million for the second quarter of 2025, an increase of 7.3%, or $16.3 million, from $223.1 million in the same period of 2024.

Native American Management

•	Net revenues and adjusted EBITDA from Native American management activities were $10.0 million for the second quarter of 2025, representing a cumulative revenue catch-up related to development fees.

Balance Sheet Highlights

The Company’s cash and cash equivalents at June 30, 2025 were $145.2 million and total principal amount of debt outstanding at the end of the second quarter was $3.4 billion.

Quarterly Dividend

The Company’s Board of Directors has declared a cash dividend of $0.25 per Class A common share for the third quarter of 2025. The dividend will be payable on September 30, 2025 to all stockholders of record as of the close of business on September 15, 2025.

Prior to the payment of such dividend, Station Holdco LLC (“Station Holdco”) will make a cash distribution to all unit holders of record, including the Company, of $0.25 per unit for a total distribution of approximately $27.6 million, approximately $16.1 million of which is expected to be distributed to the Company and approximately $11.5 million of which is expected to be distributed to the other unit holders of record of Station Holdco.

Conference Call Information

The Company will host a conference call today at 4:30 p.m. Eastern Time to discuss its financial results. The conference call will consist of prepared remarks from the Company and include a question and answer session. Those interested in participating in the call should dial (888) 317-6003, or (412) 317-6061 for international callers, approximately 15 minutes before the call start time. Please use the passcode: 7806086. A replay of the call will be available from today through August 5, 2025 at www.redrockresorts.com. A live audio webcast of the call will also be available at www.redrockresorts.com.

Presentation of Financial Information

(1) Adjusted EBITDA is a non-GAAP measure that is presented solely as a supplemental disclosure. We believe that Adjusted EBITDA is a widely used measure of operating performance in our industry and is a principal basis for valuation of gaming companies. We believe that in addition to net income, Adjusted EBITDA is a useful financial performance measurement for assessing our operating performance because it provides information about the performance of our ongoing core operations. Adjusted EBITDA for the three and six months ended June 30, 2025 and 2024 includes net income plus depreciation and amortization, share-based compensation, write-downs and other, net (including gains and losses on asset disposals, preopening and development, business innovation and technology enhancements and non-routine items), interest expense, net, change in fair value of derivative instruments, loss on extinguishment/modification of debt, gain on Native American development and provision for income tax.

Company Information and Forward Looking Statements

Red Rock Resorts is a holding company that owns an indirect equity interest in and manages Station Casinos LLC (“Station Casinos”). Station Casinos is the leading provider of gaming, hospitality and entertainment to the residents of Las Vegas, Nevada. Station Casinos’ properties, which are located throughout the Las Vegas valley, are regional entertainment destinations and include hotels as well as various amenities, including numerous restaurants, entertainment venues, movie theaters, bowling and convention/banquet space, as well as traditional casino gaming offerings such as video poker, slot machines, table games, bingo and race and sports wagering. Station Casinos owns and operates Red Rock Casino Resort Spa, Green Valley Ranch Resort Spa Casino, Durango Resort & Casino, Palace Station Hotel & Casino, Boulder Station Hotel & Casino, Sunset Station Hotel & Casino, Santa Fe Station Hotel & Casino, Wildfire Rancho, Wildfire Boulder, Wildfire Sunset, Wildfire Valley View, Wildfire Anthem, Wildfire Lake Mead, Wildfire on Fremont and Seventy Six by Station Casinos (Centennial & Aliante). Station Casinos also owns a 50% interest in Barley’s Casino & Brewing Company, Wildfire Casino & Lanes and The Greens.

This press release contains forward-looking statements within the meaning of Section 27A of the Securities Act of 1933, as amended, and Section 21E of the Securities Exchange Act of 1934, as amended. Such statements include, without limitation, statements regarding our expectations, hopes or intentions regarding the future. These forward-looking statements can often be identified by their use of words such as “will”, “might”, “predict”, “continue”, “forecast”, “expect”, “believe”, “anticipate”, “outlook”, “could”, “would”, “target”, “project”, “intend”, “plan”, “seek”, “estimate”, “pursue”, “should”, “may” and “assume”, or the negative thereof, as well as variations of such words and similar expressions referring to the future. Forward-looking statements involve certain risks and uncertainties, and actual results may differ materially from those discussed in any such statement. Certain important factors, including but not limited to, financial market risks, could cause our actual results to differ materially from those expressed in our forward-looking statements. Further information on potential factors which could affect our financial condition, results of operations and business includes, without limitation, the impact of rising inflation, higher interest rates and increased energy costs on consumer demand and the Company’s business, financial results and liquidity; the impact of unemployment and changes in general economic conditions on discretionary spending and consumer demand; the impact of our substantial indebtedness; the effects of local and national economic, credit and capital market conditions on consumer spending and the economy in general, and on the gaming and hotel industries in particular; the effects of competition, including locations of competitors and operating and market competition; changes in laws, including increased tax rates, regulations or accounting standards, third-party relations and approvals, and decisions of courts, regulators and governmental bodies; risks associated with construction projects, including disruption of our operations, shortages of materials or labor, unexpected costs, unforeseen permitting or regulatory issues and weather; litigation outcomes and judicial actions, including gaming legislative action, referenda and taxation; acts of war or terrorist incidents, pandemics, natural disasters or civil unrest; risks associated with the collection and retention of data about our customers, employees, suppliers and business partners; and other risks discussed under the heading “Risk Factors” in the Company’s Annual Report on Form 10-K for the fiscal year ended December 31, 2024, and in the Company’s other current and periodic reports filed from time to time with the Securities and Exchange Commission. All forward-looking statements in this document are made based on information available to the Company as of the date hereof, and the Company assumes no obligation to update any forward-looking statement.

View source version on http://redrockresorts.investorroom.com/:

Investors:

Stephen L. Cootey

Stephen.Cootey@redrockresorts.com

(702) 495-4214

Media:

Michael J. Britt

Michael.Britt@redrockresorts.com

(702) 495-3693

Red Rock Resorts, Inc.

Condensed Consolidated Statements of Income

(amounts in thousands, except per share data)

(unaudited)

	Three Months Ended June 30,		Six Months Ended June 30,
	2025	2024	2025	2024
Operating revenues:
Casino	$344,796	$319,629	$678,041	$636,483
Food and beverage	94,374	91,718	183,646	184,996
Room	51,187	50,142	101,357	103,030
Development fees	10,008	—	10,008	—
Other	25,908	24,914	51,082	50,791

Net revenues	526,273	486,403	1,024,134	975,300

Operating costs and expenses:
Casino	93,862	87,853	183,275	172,822
Food and beverage	75,894	74,267	149,655	147,714
Room	15,941	16,075	31,930	31,946
Other	8,519	7,760	15,762	15,027
Selling, general and administrative	112,031	111,318	216,742	216,123
Depreciation and amortization	47,988	46,703	96,319	91,576
Write-downs and other, net	4,010	2,193	8,070	4,334

	358,245	346,169	701,753	679,542

Operating income	168,028	140,234	322,381	295,758
Earnings from joint ventures	610	721	1,322	1,444

Operating income and earnings from joint ventures	168,638	140,955	323,703	297,202

Other expense:
Interest expense, net	(50,632)	(57,434)	(101,742)	(114,635)
Loss on extinguishment/modification of debt	—	—	—	(14,402)
Change in fair value of derivative instruments	(2,305)	(1,923)	(7,499)	(1,923)
Gain on Native American development	8,476	—	8,476	—

Income before income tax	124,177	81,598	222,938	166,242
Provision for income tax	(15,924)	(11,788)	(28,735)	(18,061)

Net income	108,253	69,810	194,203	148,181
Less: net income attributable to noncontrolling interests	51,849	34,134	93,050	69,670

Net income attributable to Red Rock Resorts, Inc.	$56,404	$35,676	$101,153	$78,511

Earnings per common share:
Earnings per share of Class A common stock, basic	$0.96	$0.60	$1.71	$1.33
Earnings per share of Class A common stock, diluted	$0.95	$0.59	$1.69	$1.29
Weighted-average common shares outstanding:
Basic	58,960	59,069	59,081	58,935
Diluted	102,730	60,748	103,060	103,720
Dividends declared per common share	$1.25	$0.25	$1.50	$1.50

Red Rock Resorts, Inc.

Segment Information and Reconciliation of Net Income to Adjusted EBITDA

(amounts in thousands)

(unaudited)

	Three Months Ended June 30,		Six Months Ended June 30,
	2025	2024	2025	2024
Net revenues
Las Vegas operations	$513,262	$483,209	$1,008,215	$968,776
Native American management	10,008	—	10,008	—

Reportable segment net revenues	523,270	483,209	1,018,223	968,776
Corporate and other	3,003	3,194	5,911	6,524

Net revenues	$526,273	$486,403	$1,024,134	$975,300

Net income	$108,253	$69,810	$194,203	$148,181
Adjustments
Depreciation and amortization	47,988	46,703	96,319	91,576
Share-based compensation	8,723	11,806	16,347	17,681
Write-downs and other, net	4,010	2,193	8,070	4,334
Interest expense, net	50,632	57,434	101,742	114,635
Loss on extinguishment/modification of debt	—	—	—	14,402
Change in fair value of derivative instruments	2,305	1,923	7,499	1,923
Gain on Native American development	(8,476)	—	(8,476)	—
Provision for income tax	15,924	11,788	28,735	18,061

Adjusted EBITDA	$229,359	$201,657	$444,439	$410,793

Adjusted EBITDA
Las Vegas operations	$239,444	$223,147	$475,344	$452,906
Native American management	10,008	—	10,008	—

Reportable segment Adjusted EBITDA	249,452	223,147	485,352	452,906
Corporate and other	(20,093)	(21,490)	(40,913)	(42,113)

Adjusted EBITDA	$229,359	$201,657	$444,439	$410,793